UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

 In re:

CYTOMEDIX, INC.

Debtor.

 Taxpayer ID No.: 23-3011702

 Chapter 11 Case No. 01 B 27610 Honorable Eugene R. Wedoff

 FINDINGS OF FACT, CONCLUSIONS OF LAW, AND

ORDER CONFIRMING DEBTOR'S REORGANIZATION PLAN

This matter having come before the Court on the 6th and 7th of June, 2002, for consideration of the confirmation of the "First Amended Plan of Reorganization of Cytomedix, Inc. (with Technical Amendments)" (the "Plan"); due written notice hereof having been given to the Office of the United States Trustee and all other parties entitled thereto; the Court having examined the documents entered into evidence, having heard and considered the testimony of witnesses and the arguments of counsel present, and being otherwise fully advised in the premises; the Court makes the following Findings of Fact, Conclusions of Law and Order.

A. JURISDICTION AND VENUE

This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. §157(b)(2). Venue of the Debtor's Bankruptcy Case in the Northern District of Illinois was proper as of the Petition Date, pursuant to 28 U.S.C. § 1408, and continues to be proper.

B. COMPLIANCE WITH THE REQUIREMENTS OF BANKRUPTCY CODE § 11291.

1. Section 1129(a)(1)  Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

The Plan complies with all applicable provisions of the Bankruptcy Code, including §§ 1122 and 1123, as required by § 1129(a)(1).

a. Sections 1122 and 1123(a)(1) through (4)  Classification and Treatment of Claims

The separate Classification of Claims and Equity Interests set forth in Article II of the Plan pursuant to §§ 1122(a) and 1123(a)(1) complies with § 1122(a) because each Class contains only Claims or Interests that are substantially similar to the other Claims in the respective Classes. Pursuant to § 1123(a)(2) and (3), Articles II and III indicate whether the Claims or Interests of a Class are Impaired and Article III specifies the treatment of Impaired Claims. As the Plan provides that each Class holder of a Claim or Interest shall receive the same treatment as other holders of Claims or Interests within a particular Class absent consent by a holder to less favorable treatment, the Plan complies with § 1123(a)(4)

b. Section 1123(a)(5)  Adequate Means for Implementation of the Plan

Articles VI and VII and various other provisions of the Plan provide adequate means for the Plan's implementation, the significant provisions of which relate to: (1) availability of cash sufficient to make payments required to be made on the Effective Date of the Plan; (2) the funding and recapitalization of the Reorganized Debtor; (3) the appointment of a Disbursing Agent; and (4) the revesting of certain of the Debtor's property in the Reorganized Debtor and its continued corporate existence. The Court finds that as of the Confirmation Hearing, $2.3 million in cash and committed subscription agreements have been received by the Debtor, with the cash funds having been deposited in the escrow account held by corporate counsel (the "Fresh Capital Escrow"). The effectiveness of this order is subject to the Debtor's having received at least $2.8 million in cash and committed subscriptions on or before June 30, 2002. The Court finds that the $2.8 million, coupled with the $200,000 borrowed by the Debtor under the Court's June 4, 2002 Order approving additional DIP financing, satisfies the condition precedent of Article VIII.A of the Plan. The Debtor's satisfaction of this condition shall be evidenced by notice delivered to the Court and all persons on the Debtor's normal service list.

c. Section 1123(a)(6)  No Nonvoting Equity Securities

Paragraph 5 of the Debtor's Restated Certificate of Incorporation at I.A.92(A) satisfies the requirements of § 1123(a)(6).

d. Section 1123(a)(7)  Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Public Policy

The Disclosure Statement at Appendix E identifies the members of the Reorganized Debtor's board of directors and the officers who will manage the Reorganized Debtor following Effective Date. The selection of officers and directors was based upon their qualifications, experience, skill, and achievements, consistent with the requirements of § 1123(7).

e. Section 1123(b)(1)-(2)  Impairment of Claims and Interests and Assumption or Rejection of Executory Contracts and Unexpired Leases.

The impairment of Classes of Claims or Interests in Article III of the Plan is permissible under § 1123(b)(1). The provision in Article V for the assumption or rejection of the Debtor's executory contracts and unexpired leases that have not been assumed or rejected under § 365 prior to the Effective Date and that are not the subject of any motion regarding the same that is pending on the Effective Date complies with § 1123(b)(2).

2. Section 1129(a)(2)  Compliance with Applicable Provisions of the Bankruptcy Code.

The Debtor has complied with all applicable provisions of the Bankruptcy Code, as required by § 1129(a)(2), including §§ 1125 and 1126 and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with §§ 1125 and 1126, Bankruptcy Rule 3017 and 3018 and the order approving the Disclosure Statement. The Debtor and its directors, officers, employees, agents and professions, as applicable, have acted in "good faith," within the meaning of § 1125(e).

3. Section 1129(a)(3)  Proposal of the Plan in Good Faith

Having examined the evidence offered at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed in good faith, with the legitimate and honest purpose of reorganizing the Debtor and maximizing the returns available to creditors, and not by any means forbidden by law.

4. Section 1129(a)(5)  Disclosure of Identity and Affiliations of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of the Estate, Its Constituents, and Public Policy.

The Debtor has disclosed the identity, affiliations, and compensation of the proposed officers, directors, and consultants of the Reorganized Debtor who will employed by the Reorganized Debtor.

5. Section 1129(a)(7)  Best Interests of Holders of Claims and Equity Interests.

With respect to each Impaired Class of Claims or Equity Interests, each holder of a Claim or Equity Interest in such Impaired Class has accepted the Plan or, as demonstrated by the liquidation analysis attached as Exhibit D to the Disclosure Statement and other evidence presented at the Confirmation Hearing, will receive or retain under the Plan on account of such Claim or Interest property of value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

6. Section 1129(a)(8)  Acceptance by All Impaired Classes of Claims

As all Impaired Classes have voted to accept the Plan  except Equity Interest holders in Classes 5, 6, and 7, which have no Classes junior to them and thus are subject to the cramdown requirements of § 1129(b)(2)(C)(ii)  the requirement set forth in § 1129(a)(8) is satisfied.

7. Section 1129(a)(9)  Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

The Plan provides for treatment of Administrative Claims and Priority Claims in the manner required by § 1129(a)(9).

8. Section 1129(a)(10)  Acceptance by at Least One Impaired Class.

As indicated in the Debtor's Ballot Report and as reflected in the record of the Confirmation Hearing, all voting Impaired Classes, 1A  1D, 3, 4A, and 4B have accepted the Plan, satisfying the requirement in § 1129(a)(10) that at least one Class of Claims or Interests that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

9. Section 1129(a)(11)  Feasibility of the Plan.

Confirmation is not likely to be followed by the liquidation of, or the need for further reorganization of, the Debtor or the Reorganized Debtor. Based on the testimony presented at the Confirmation Hearing, upon the Effective Date, the Reorganized Debtor will have sufficient cash to make distributions required by the Plan, and will have sufficient cash flow resources to pay its liabilities as they become due, and sufficient capital to satisfy the company's capital needs for the conduct of its business.

10. Section 1129(a)(12)  Payment of Bankruptcy Fees.

Article III.A of the Plan provides that Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930, will be paid in full, and such fees having been paid by cashier's check at the Confirmation Hearing.

ACCORDINGLY, THE COURT HEREBY ORDERS, ADJUDGES AND DECREES THAT:

A. The objection to confirmation filed by Keith Bennett, M.D. is hereby overruled.

B. For the reasons stated by the Court on the record at the Confirmation Hearing, the Plan, a copy of which is attached as Exhibit A hereto, and each of its provisions are hereby confirmed in each and every respect pursuant to § 1129 of the Bankruptcy Code.

C. For cause shown, this order shall not be stayed by Bankruptcy Rule 3020(e) and the Debtor and Reorganized Debtor are hereby authorized, upon no less than the minimum being deposited in the Fresh Capital Escrow, to draw down such funds (thereby establishing the Plan's Effective Date) at any time prior to July 31, 2002. If the Debtor shall not have so drawn down such funds by July 31, 2002, it may only do so upon further Court order.

ENTERED:

____________________________________

UNITED STATES BANKRUPTCY JUDGE

Order Prepared By:

Steven R. Jakubowski (ARDC NO. 6191960)

Elizabeth E. Richert (ARDC NO. 6275764)

ROBERT F. COLEMAN & ASSOCIATES

77 West Wacker Drive, Suite 4800

Chicago, Illinois 60601

Telephone: (312) 444-1000

Facsimile: (312) 444-1028